Verisign Reports Second Quarter 2019 Results

RESTON, VA - July 25, 2019 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the second quarter of 2019.

Second Quarter GAAP Financial Results
VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $306 million for the second quarter of 2019, up 1.3 percent from the same quarter in 2018. Verisign reported net income of $148 million and diluted earnings per share (diluted “EPS”) of $1.24 for the second quarter of 2019, compared to net income of $128 million and diluted EPS of $1.04 for the same quarter in 2018. The operating margin was 65.9 percent for the second quarter of 2019 compared to 63.8 percent for the same quarter in 2018.

Second Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $159 million and diluted EPS of $1.33 for the second quarter of 2019, compared to net income of $145 million and diluted EPS of $1.18 for the same quarter in 2018. The non-GAAP operating margin was 70.1 percent for the second quarter of 2019 compared to 68.2 percent for the same quarter in 2018. A table reconciling the GAAP to the non-GAAP results (which excludes the items described under “Non-GAAP Financial Measures and Adjusted EBITDA” below) is appended to this news release.

“Our results demonstrate another solid quarter of focused execution,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.
Financial Highlights

•	Verisign ended the second quarter of 2019 with cash, cash equivalents and marketable securities of $1.22 billion, a decrease of $45 million from the end of 2018.

•	Cash flow from operating activities was $165 million for the second quarter of 2019, compared to $202 million for the same quarter in 2018.

•	Deferred revenues as of June 30, 2019 totaled $1.05 billion, an increase of $32 million from the end of 2018.

•
During the second quarter of 2019, Verisign repurchased 0.9 million shares of its common stock for an aggregate cost of $175 million. As of June 30, 2019, there was $716 million remaining for future share repurchases under the share repurchase program which has no expiration date.

Business Highlights

•
Verisign ended the second quarter of 2019 with 156.1 million .com and .net domain name registrations in the domain name base, a 4.3 percent increase from the end of the second quarter of 2018, and a net increase of 1.34 million during the second quarter of 2019.

•	During the second quarter of 2019, Verisign processed 10.3 million new domain name registrations for .com and .net, compared to 9.6 million for the same quarter in 2018.

•
The final .com and .net renewal rate for the first quarter of 2019 was 75.0 percent compared with 75.3 percent for the same quarter in 2018. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial measures in quarterly earnings news releases, on investor conference calls and during investor conferences and related events. These non-GAAP financial measures do not include the following items that are included in the comparable GAAP financial measures: stock-based compensation, non-cash interest expense through June 30, 2018, and loss on debt extinguishment. Non-GAAP net income is adjusted for an income tax rate of 22 percent which differs from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain / loss on hedging agreements, and gain on the sale of a business.
Management believes that these non-GAAP financial measures supplement the GAAP financial measures by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of these non-GAAP financial measures is not meant to be considered in isolation nor as a substitute for financial measures prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial measures to the comparable financial measures reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the second quarter 2019 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4776 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.Verisign.com. An audio archive of the call will be available at https://investor.Verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.Verisign.com.

About Verisign
Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, risks arising from the agreements governing our Registry Services business; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; risks arising from our operation of two root zone servers and our performance of the Root Zone Maintainer functions; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; the possibility of system interruptions or failures; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; and the impact of unfavorable tax rules and regulations. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-3800

©2019 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$751,580	$357,415
Marketable securities	473,362	912,254
Other current assets	70,440	47,365
Total current assets	1,295,382	1,317,034
Property and equipment, net	250,820	253,905
Goodwill	52,527	52,527
Deferred tax assets	109,917	104,992
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	36,252	41,046
Total long-term assets	594,516	597,470
Total assets	$1,889,898	$1,914,504
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$171,215	$215,208
Deferred revenues	763,466	732,382
Total current liabilities	934,681	947,590
Long-term deferred revenues	286,143	285,720
Senior notes	1,786,306	1,785,047
Long-term tax and other liabilities	307,935	281,621
Total long-term liabilities	2,380,384	2,352,388
Total liabilities	3,315,065	3,299,978
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 352,952 at June 30, 2019 and 352,325 at December 31, 2018; Outstanding shares: 118,548 at June 30, 2019 and 120,037 at December 31, 2018	353	352
Additional paid-in capital	15,356,935	15,706,774
Accumulated deficit	(16,779,728)	(17,089,789)
Accumulated other comprehensive loss	(2,727)	(2,811)
Total stockholders’ deficit	(1,425,167)	(1,385,474)
Total liabilities and stockholders’ deficit	$1,889,898	$1,914,504

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$306,289	$302,452	$612,697	$601,740
Costs and expenses:
Cost of revenues	44,066	47,365	89,570	95,517
Sales and marketing	12,399	16,569	22,918	33,844
Research and development	14,953	13,755	31,085	29,130
General and administrative	33,178	31,753	67,179	64,820
Total costs and expenses	104,596	109,442	210,752	223,311
Operating income	201,693	193,010	401,945	378,429
Interest expense	(22,635)	(28,792)	(45,266)	(69,580)
Non-operating income, net	11,436	660	23,639	8,464
Income before income taxes	190,494	164,878	380,318	317,313
Income tax expense	(42,960)	(36,527)	(70,257)	(54,699)
Net income	147,534	128,351	310,061	262,614
Other comprehensive income	35	17	84	260
Comprehensive income	$147,569	$128,368	$310,145	$262,874

Earnings per share:
Basic	$1.24	$1.13	$2.60	$2.49
Diluted	$1.24	$1.04	$2.59	$2.13
Shares used to compute earnings per share
Basic	118,965	113,936	119,359	105,639
Diluted	119,361	123,200	119,837	123,399

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$310,061	$262,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	22,884	24,195
Stock-based compensation	25,617	26,276
Amortization of discount on investments in debt securities	(5,679)	(7,686)
Other, net	894	13,452
Changes in operating assets and liabilities:
Other assets	(10,254)	(7,605)
Accounts payable and accrued liabilities	(39,351)	(20,892)
Deferred revenues	31,857	27,296
Net deferred income taxes and other long-term tax liabilities	16,146	(25,844)
Net cash provided by operating activities	352,175	291,806
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,466,303	2,634,376
Purchases of marketable securities	(1,021,741)	(1,592,403)
Purchases of property and equipment	(20,189)	(18,669)
Other investing activities	(6,311)	(160)
Net cash provided by investing activities	418,062	1,023,144
Cash flows from financing activities:
Repayment of principal on subordinated convertible debentures	—	(1,250,009)
Proceeds from employee stock purchase plan	8,253	7,811
Repurchases of common stock	(384,532)	(281,597)
Net cash used in financing activities	(376,279)	(1,523,795)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	243	(590)
Net increase (decrease) in cash, cash equivalents, and restricted cash	394,201	(209,435)
Cash, cash equivalents, and restricted cash at beginning of period	366,753	475,139
Cash, cash equivalents, and restricted cash at end of period	$760,954	$265,704
Supplemental cash flow disclosures:
Cash paid for interest	$43,708	$73,971
Cash paid for income taxes, net of refunds received	$62,214	$85,597

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND ADJUSTED EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2019		2018
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$201,693	$147,534	$193,010	$128,351
Adjustments:
Stock-based compensation	13,155	13,155	13,298	13,298
Non-cash interest expense		—		1,801
Loss on debt extinguishment		—		6,554
Tax adjustment		(1,843)		(4,510)
Non-GAAP	$214,848	$158,846	$206,308	$145,494

Revenues	$306,289		$302,452
Non-GAAP operating margin	70.1%		68.2%
Diluted shares		119,361		123,200
Diluted EPS, non-GAAP		$1.33		$1.18

The following table presents the classification of stock-based compensation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of revenues	$1,741	$1,818	$3,339	$3,428
Sales and marketing	1,019	1,494	2,002	2,942
Research and development	1,642	1,688	3,231	3,409
General and administrative	8,753	8,298	17,045	16,497
Total stock-based compensation expense	$13,155	$13,298	$25,617	$26,276

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA:

Four Quarters Ended June 30, 2019
Net Income	$629,936
Interest expense	90,532
Income tax expense	162,585
Depreciation and amortization	47,057
Stock-based compensation	51,845
Unrealized loss on hedging agreements	307
Gain on sale of business	(55,593)
Non-GAAP Adjusted EBITDA	$926,669